Exhibit 23.3

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statements (Form S-3 Nos. 333-29185 and 333-277232) of The Williams Companies, Inc.,

    (2)    Registration Statement (Form S-8 No. 333-03957) pertaining to The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors,

    (3)    Registration Statement (Form S-8 No. 333-85546) pertaining to The Williams Companies, Inc. 2002 Incentive Plan,

(4)    Registration Statement (Form S-8 No. 333-142985) pertaining to The Williams Companies, Inc. 2007 Employee Stock Purchase Plan and The Williams Companies, Inc. 2007 Incentive Plan,

    (5)        Registration Statement (Form S-8 No. 333-167123) pertaining to The Williams Companies, Inc. 2007 Incentive Plan, and

(6)    Registration Statement (Form S-8 No. 333-198050) pertaining to The Williams Companies, Inc. 2007 Incentive Plan and The Williams Companies, Inc. 2007 Employee Stock Purchase Plan;

of our report dated February 24, 2026, with respect to the financial statements of Northwest Pipeline LLC included in this Annual Report (Form 10-K) of Northwest Pipeline LLC for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Houston, Texas
February 24, 2026